UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2)

[X]	Definitive Information Statement

PetroTerra Corp.

(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT OF PETROTERRA CORP.
422 East Vermijo Avenue, Suite 313,
Colorado Springs, Colorado 80903
Telephone (719) 219-6404

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDERS MEETING
Date of Mailing: December 16, 2016

To the Stockholders of PetroTerra Corp.:

The attached Information Statement is furnished by the Board of Directors (the “Board”) of PetroTerra Corp. (the “Company,” “PetroTerra”, “we” or “us”). The Company, a Nevada corporation, is a public company registered with the Securities and Exchange Commission.

On November 22, 2016, the stockholder holding more than 51% of the voting power of the Common Stock of the Company (the “Common Stock”, and the stockholder, the “Consenting Stockholder”) consented in writing to amend the Company’s Articles of Incorporation, as amended (the “2016 Amendment”). This consent was sufficient to approve the 2016 Amendment under Nevada law. The attached Information Statement describes the 2016 Amendment that the stockholders of the Company have approved, which will do the following: (1) the authorization of an increase of the shares of the Common Stock to 500,000,000 shares, par value $.0001 and (2) effect a 1-for-30 reverse stock split (“Reverse Stock Split”) with respect to the outstanding shares of the Company’s Common Stock.

This Information Statement is prepared and delivered to meet the requirements of Section 78.390 of the Nevada Revised Statutes. This Information Statement is being mailed on or about December 16, 2016 to holders of record of Common Stock as of the close of business on November 28, 2016 (the “Record Date”). The Company had 28,323,588 shares of Common Stock outstanding as of the Record Date. Each share of Common Stock was entitled to one (1) vote.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Under Rule 14c-2(b) of the Securities Exchange Act of 1934, as amended, none of the actions described in the Information Statement may be taken earlier than 20 calendar days after we have sent or given the Information Statement to our stockholders. We intend to distribute this Notice and Information Statement to our stockholders on or about December 16, 2016.

The control share acquisition and dissenter’s rights provisions of Chapter 78 of the Nevada Revised Statues are not applicable to the matters disclosed in this Information Statement. Accordingly, there are no stockholder dissenters’ or appraisal rights in connection with any of the matters discussed in this Information Statement.

Please read this Notice and Information Statement carefully and in its entirety. It describes the terms of the actions taken by the stockholders.

Although you will not have an opportunity to vote on the approval of the 2016 Amendment, this Information Statement contains important information about the 2016 Amendment.

By Order of the Board of Directors
/s/ John Barton
John Barton
Sole Director, President, Chief Executive Officer and Chief Financial Officer

Important Notice Regarding the Availability of Information Statement Materials in connection with this Notice of Stockholder Action by Written Consent:

The Information Statement is available at: http://www.petroterracorp.com/company.php

INFORMATION STATEMENT OF PETROTERRA CORP.
422 East Vermijo Avenue, Suite 313
Colorado Springs, Colorado 80903
Telephone (719) 219-6404

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the stockholders of PetroTerra Corp., a Nevada corporation (the “Company,” “we” or “us”), to advise them of the corporate actions that have been authorized by written consent of the holder of more than 51% of the voting power (the “Consenting Stockholder”) of the Company’s outstanding capital stock as of the record date of November 28, 2016 (the “Record Date”). These actions are being taken without notice, meetings or votes in accordance with the Nevada Revised Statutes (“NRS”), Sections 78.315 and 78.320. This Information Statement is being mailed to the stockholders of the Company, as of the Record Date, on December 16, 2016.

The Board of Directors has approved, and recommended to the stockholders for approval, several amendments to the Company’s Articles of Incorporation (the “2016 Amendments”) to (1) increase the authorized number of shares of Common Stock to 500,000,000 shares, par value $.0001 and (2) effect a 1-for-30 reverse stock split (“Reverse Stock Split”) with respect to the outstanding shares of the Company’s Common Stock. The full text of the forms of the Certificate of Amendment and Certificate of Change that may be filed by the Company to effect the above described corporate actions are attached to this Information Statement as Appendix A.

On November 22, 2016, the Consenting Stockholders consented in writing to the 2016 Amendments. This consent was sufficient to approve the 2016 Amendments under Nevada law.

No Vote Required

We are not soliciting consents to approve the 2016 Amendments. Nevada law permits the Company to take any action which may be taken at an annual or special meeting of its stockholders by written consent, if the holders of a majority of the shares of its Common Stock sign and deliver a written consent to the action to the Company.

No Appraisal Rights

Under Nevada law, stockholders have no appraisal or dissenters’ rights in connection with the 2016 Amendments.

Interests of Certain Parties in the Matters to be Acted Upon

Mr. Barton, the sole director, president, chief executive officer and chief financial officer of the Company is also the Consenting Stockholder. Other than with respect to the Consenting Stockholder, none of the executive officers of the Company has any substantial interest resulting from the 2016 Amendments that is not shared by all other stockholders pro rata, and in accordance with their respective interests.

Householding of Stockholder Materials

In some instances we may deliver only one copy of this Information Statement to multiple stockholders sharing a common address. If requested by phone or in writing, we will promptly provide a separate copy to a stockholder sharing an address with another stockholder. Requests by phone should be directed to our Chief Executive Officer at 719-219-6404, and requests in writing should be sent to PetroTerra Corp., Attention Chief Executive Officer, 422 East Vermijo Avenue, Suite 313, Colorado Springs, Colorado 80903. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the above address.

NOTICE TO STOCKHOLDERS OF ACTIONS APPROVED
BY CONSENTING STOCKHOLDERS

AMENDMENTS TO THE ARTICLES OF INCORPORATION

Amendment to the Articles of Incorporation to Increase the Authorized Shares of Common Stock of the Company to 500,000,000 Shares

PetroTerra’s Board of Directors has unanimously adopted a resolution seeking stockholder approval to authorize the board to increase the number of authorized shares of Common Stock from 40,000,000 shares to 500,000,000 shares. PetroTerra’s Articles of Incorporation, as currently in effect, authorizes PetroTerra to issue up to 40,000,000 shares of Common Stock, par value $0.001 per share. The Board of Directors has proposed an increase in the number of authorized shares of the Common Stock of PetroTerra to 500,000,000. The authorized number of shares of preferred stock will remain the same. The Board of Directors believes that authorizing it to effectuate this increase in the number of authorized shares is in the best interest of the Company and its stockholders. It will provide the Company with available shares that can be issued upon such conversion and for various corporate purposes, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings for other corporate purposes which may be identified in the future, as the Board of Directors determines in its discretion.

The increased capital will provide the Board of Directors with the ability to issue additional shares of stock without further vote of the stockholders of PetroTerra, except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of PetroTerra are then listed. Under PetroTerra’s Articles of Incorporation, the PetroTerra stockholders do not have preemptive rights to subscribe to additional securities which may be issued by PetroTerra, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of PetroTerra in order to maintain their proportionate ownership of PetroTerra’s stock.

Issuance of any additional shares of Common Stock may both dilute the equity interest and the earnings per share of existing holders of the Common Stock. Such dilution may be substantial depending upon the amount of shares issued. The newly authorized shares will have voting and other rights identical to those of the currently issued common stock. However, the increase can have a dilutive effect on the voting power of existing stockholders.

The authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of PetroTerra by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of PetroTerra and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for PetroTerra stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting PetroTerra’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of PetroTerra’s business. However, the Board of Directors did not propose the increase in PetroTerra’s authorized capital with the intent that it be utilized as a type of antitakeover device.

The relative voting and other rights of holders of the Common Stock will not be altered by the authorization of additional shares of common stock. Each share of common stock will continue to entitle its owner to one vote.

As a result of the increased authorization, the potential number of shares of Common Stock outstanding will be increased.

Amendment to the Articles of Incorporation to Authorize a 1-for-30 Reverse Stock Split of the Company’s Outstanding Shares of Common Stock

The Board of Directors has approved a reverse stock split of the outstanding Common Stock on the basis of one share for every thirty shares currently issued and outstanding. The holder of every thirty shares of Common Stock outstanding when the Reverse Stock Split becomes effective with the Nevada Secretary of State (the “Effective Date”) will receive one share of Common Stock upon the effectiveness of the proposed Reverse Stock Split. There will not be a change in the par value of the Common Stock of the Company. To avoid the existence of fractional shares of Common Stock, if a stockholder would otherwise be entitled to receive a fractional share, such stockholder will be entitled to receive an additional whole share. The reverse stock split will occur automatically on the Effective Date without any action on the part of stockholders and without regard to the date certificates representing shares of Common Stock are physically surrendered for new certificates.

Stockholders will hold the same percentage interest in the Company as they held prior to the reverse stock split, but their interest will be represented by 1/30th as many shares. For instance, if a stockholder presently owns ninety shares, after the reverse stock split they will own three shares (90 divided by 30 equals 3 shares).

Based on the number of shares currently issued and outstanding, immediately following the reverse split the Company will have approximately 944,120 shares of Common Stock issued and outstanding (without giving effect to rounding for fractional shares) based on the ratio for the reverse split of 1-for-30.

By increasing the number of authorized but unissued shares of Common Stock, the reverse split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company or its stockholders. The reverse split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the reverse split may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The reverse split may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors has not approved the reverse split with the intent that it be utilized as a type of anti-takeover device. The Company’s certificate of incorporation and by-laws do not have any anti-takeover provisions.

The Board of Directors will determine the actual timing for the reverse stock split. The reverse split will be effective upon the filing of a Certificate of Amendment (or similar document) to the Certificate of Incorporation with the Secretary of State of the State of Nevada.

The Board reserves the right, notwithstanding shareholder approval and without further action by shareholders, to elect not to proceed with the reverse split if the Board determines that the reverse split is no longer in the best interests of the Company and its shareholders.

Principal Effects of the reverse split

General

The reverse split will affect all holders of our Common Stock uniformly and will not change the proportionate equity interests of such shareholders, nor will the respective voting rights and other rights of holders of our Common Stock be altered, except for possible changes due to the treatment of fractional shares resulting from the reverse split.

Accounting Matters

The reverse split will not affect total shareholders’ equity on our balance sheet. As a result of the reverse split, the stated capital component attributable to our Common Stock will be reduced to an amount equal to approximately $27,380, and the additional paid-in capital component will be increased by the amount by which the shareholder’s equity is reduced. The per share net loss and net book value per share of our Common Stock will be increased as a result of the reverse split because there will be fewer shares of our Common Stock outstanding.

Certain U.S. Federal Income Tax Consequences

The discussion below is only a summary of certain U.S. federal income tax consequences of the reverse split generally applicable to beneficial holders of shares of our Common Stock and does not purport to be a complete discussion of all possible tax consequences. This summary addresses only those shareholders who hold their old Common Stock shares as “capital assets” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), and will hold the new Common Stock shares as capital assets. This discussion does not address all U.S. federal income tax considerations that may be relevant to particular shareholders in light of their individual circumstances or to shareholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign shareholders. The following summary is based upon the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each shareholder should consult his, her or its own tax advisor as to the particular facts and circumstances that may be unique to such shareholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the reverse split.

●	The reverse split will qualify as a recapitalization for U.S. federal income tax purposes. As a result:

●	Shareholders should not recognize any gain or loss as a result of the reverse split.

●	The aggregate basis of a shareholder’s pre-reverse split shares will become the aggregate basis of the shares held by such shareholder immediately after the reverse split.

●	The holding period of the shares owned immediately after the reverse split will include the shareholder’s holding period before the reverse split.

The above discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. Federal tax penalties. It was written solely in connection with the proposed reverse split of our Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table, together with the accompanying footnotes, sets forth information regarding the beneficial ownership of the Common Stock of the Company as of November 5, 2016, for (i) each person known by the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each of the Company’s executive officers, (iii) each of the Company’s directors and (iv) all directors and executive officers as a group. Applicable percentage ownership in the following table is based on 28,323,588 shares of Common Stock outstanding as of November 5, 2016.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. In addition, shares of Common Stock issuable upon exercise of options, warrants and other convertible securities beneficially owned that are exercisable within sixty days of November 5, 2016, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those securities, and the group as a whole, but are not deemed outstanding for computing the percentage ownership of any other person.

Beneficial Owners of More than 5%:
Name	Address	Shares Beneficially Owned	Percentage of Class
None	None	None	None

Directors and Named Executive Officers:

John Barton	422 East Vermijo Avenue, Suite 313	14,455,722	51.04%
	Colorado Springs, Colorado 80903

Kurt Reinecke	422 East Vermijo Avenue, Suite 313	190,000	0.70%
	Colorado Springs, Colorado 80903

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statement of the plans and objectives of management for future operations, and any statement of assumptions underlying any of the foregoing. These statements may contain words such as “expects,” “anticipates,” “plans,” “believes,” “projects,” and words of similar meaning. These statements relate to our future business and financial performance.

Actual outcomes may differ materially from these statements. The risks listed in this Information Statement as well as any cautionary language in this Information Statement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the SEC, including our:

●	Quarterly Report on Form 10-Q for the period ended September 30, 2016;

●	Quarterly Report on Form 10-Q for the period ended June 30, 2016;

●	Annual Report on Form 10-K for the year ended March 31, 2016;

●	Current Report on Form 8-K filed on November 8, 2016

The reports we file with the SEC and the accompanying exhibits may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such materials may also be obtained from the SEC at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of the Reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov. We will also mail copies of our prior reports to any stockholder upon written request.

By Order of the Board of Directors
/s/ John Barton
John Barton
Sole Director, President,Chief Executive Officer and Chief Financial Officer

Colorado Springs, Colorado
November 22, 2016

APPENDIX A

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

PetroTerra Corporation (the "Corporation")

2. The articles have been amended as follows: (provide article numbers, if available)

Article III, paragraph A is amended and restated in its entirey as follows with the sole purpose of increasing the number of authorized shares of common stock of the Company:

"The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the Corporation is authorized to issue is 504,000,000 shares. 500,000,000 shares shall be Common Stock, par value $0.001 per share, and 4,000,000 shares shall be Preferred Stock, par value $0.001 per share."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090303

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

PetroTerra Corporation (the "Company")

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

The Company currently has 40,000,000 authorized shares of common stock, par value $0.001 per share, and 4,000,000 authorized shares of preferred stock, par value $0.001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

There will not be any change to the authorized shares and par value following the effectiveness of this Certificate.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Upon effectiveness of this Certificate and the reverse stock split contemplated hereby, 1 share of common stock will be issued and outstanding for every 30 shares issued and outstanding before effectiveness.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares shall be rounded up to the nearest whole share.

7. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Split
Revised: 1-5-15